Exhibit 99.01
SILICON IMAGE, INC.
EMPLOYEE BONUS PLAN FOR FISCAL YEAR 2008
1. Purpose
     The purpose of this Bonus Plan (this “Plan”) is to provide financial incentives for certain executive1 and non-executive2 employees (“Executives” and “Non-Executives”, respectively) of Silicon Image, Inc. (the “Company”) to meet and exceed the Company’s annual performance goals.
2. Eligibility
     Executives and Non-Executives of the Company selected by the Committee (the “Participants” and each a “Participant”) shall be eligible to participate in this Plan; provided however, that the following employees are not entitled to participate in this Plan: Executives and Non-Executives who are entitled to participate in any Company Business Development- or Sales-incentive plan; employees who commence employment with the Company on or after May 15, 2008 will not be eligible to participate in this Plan with respect to the first Bonus Pool Funding Date, as hereinafter defined; and employees who commence employment with the Company on or after November 15, 2008 will not be eligible to participate in this Bonus Plan with respect to the second Bonus Pool Funding Date. Participation in this Plan is at the sole discretion of the Compensation Committee of the Company’s Board of Directors (the “Committee”).
3. Administration
     a. This Plan shall be administered by the Committee which may delegate specific administrative tasks to others as appropriate for administration of this Plan.
     b. Subject to the provisions of this Plan, the Committee shall have exclusive authority to designate the Participants eligible to participate in this Plan, each Participant’s target bonus under this Plan (“Bonus”), the actual amount (if any) of each Bonus paid under this Plan (which amounts may be less than, equal to or greater than a Participant’s target Bonus), the date when any performance goals are measured, and the date when Bonuses (if any) will be paid.
     c. The Committee shall have all discretion and authority necessary or appropriate to administer this Plan, including, but not limited to, the power to interpret this Plan, to prescribe, amend and rescind rules and regulations relating to it, and to make all other determinations necessary or advisable in the administration of this Plan, and such determination shall be final and binding upon all persons having an interest in this Plan.
     d. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at a meeting at which a quorum is present or any action taken without a meeting by a writing executed by all of the members of the Committee shall constitute the act of the Committee.
     e. The Committee may employ attorneys, consultants, accountants, or other persons. The Committee and the Company and its officers and directors shall be entitled to rely upon the advice, opinion, or valuations of any such persons. No member of the Committee shall be personally liable for any action, determination, or interpretation taken or made with respect to this Plan, unless such action is determined by final adjudication to be criminal misconduct, willful misconduct or demonstrates bad faith

[1]	“Executive” means an employee of the Company at the level of Vice President or above employed by the Company or any affiliated Company as determined by the Committee.

[2]	“Non-Executive” means an employee of the Company, other than an Executive, employed by the Company or any affiliated Company as determined by the Committee.

by the member. In such event, the member shall be liable for future expenses, including legal fees, including fines and penalties, resulting from the final adjudication.
4. Bonus Pool Establishment and Allocation
     Subject to the terms and conditions of this Plan, the Company will fund the Bonus pool on each of June 30, 2008 and December 31, 2008 (each a “Bonus Pool Funding Date”) in the amount of approximately $2,500,000 for an aggregate Bonus pool of approximately $5,000,000, which amount represents fifty percent (50%) of anticipated Participants’ target Bonuses for 2008. The actual Bonus pool on each Bonus Pool Funding Date shall be a function of the actual Participants participation in the Plan as of each such Bonus Pool Funding Date and such Participants’ target Bonuses. Funding of the Bonus pool on each Bonus Pool Funding Date is conditioned on the Company achieving certain product development milestones in each of the first half of 2008 and the second half of 2008 as presented to and approved by the Committee. For example, funding of the Bonus pool on June 30, 2008 is conditioned on the Company achieving the product development milestones scheduled to occur in the first half of 2008; and funding of the Product Development Bonus Pool on December 31, 2008 is conditioned on the Company achieving the product development milestones scheduled to occur in the second half of 2008. If the Company does not achieve all of the product development milestones in either six (6) month period, then the amount funded on each Bonus Pool Funding Date shall be reduced pro rata based on the number of milestones not achieved.
5. Payment
     Bonuses under this Plan, if any, will be distributed as soon as reasonably practicable following determination of the amounts of the Bonus pool and the amounts applicable to Participants. Participants must be employed by the Company as employees at the time of computation and distribution in order to be eligible to receive payment of Bonuses, if any, unless otherwise determined by the Compensation Committee. Employees who commence employment with the Company on or after May 15, 2008 will not be eligible to participate in this Plan with respect to the first Bonus Pool Funding Date; and employees who commence employment with the Company on or after November 15, 2008 will not be eligible to participate in this Bonus Plan with respect to the second Bonus Pool Funding Date. Participants who begin their employment with the Company after January 1, 2008 but prior to May 15, 2008 with respect to the first Bonus Pool Funding Date, and Participants who begin their employment with the Company after July 1, 2008 but prior to November 15, 2008 with respect to the second Bonus Pool Funding Date, shall be eligible to receive payment of a pro-rated Bonus (based on the full days of such Participant’s employment during the applicable semi-annual period). In addition, Participants must complete all mandatory training(s) within the time noted in the notice to employees to be eligible to receive payment of a Bonus. The Committee may impose additional eligibility requirements on payment of any Bonuses in its sole discretion. It is the objective of the Committee that the entire calculated pool be distributed to eligible Participants.
6. General Provisions
     a. No Prior Funding
     No amounts payable under this Plan shall be funded, set aside or otherwise segregated prior to payment. The obligation to pay Bonuses shall at all times be an unfunded and unsecured obligation of the Company, and the Company shall not be required to incur indebtedness to fund any Bonus pool unless otherwise directed to do so by the Committee. Participants shall have the status of general creditors. This Plan is not qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended, and is not subject to any provisions of the Employee Retirement Income Security Act of 1974.

     b. No Obligation to Employ
     Eligibility for participation in this Plan is not evidence of, nor does it constitute, a contract of employment between the Company and any individual. Nothing in this Plan will confer or be deemed to confer on any individual any right to continue in the employ of the Company or limit in any way the right of the Company to terminate an individual’s employment at any time, with or without cause. This Plan is not intended to and does not create any legal rights for any employee.
     c. Amendment or Termination of Plan
     This Plan may be amended or terminated by the Board or the Committee at any time prior to funding or payment of Bonuses hereunder.
     d. Headings
     The headings of the sections hereof are inserted for convenience only and shall not be deemed to constitute a part hereof nor to affect the meaning thereof.
     e. Withholding of Taxes
     To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any benefit realized by a Participant under this Plan, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the realization of such benefit that the Participant make arrangements satisfactory to the Company for payment of the balance of such taxes required or requested to be withheld.
     f. Choice of Law
     All questions concerning the construction, validity and interpretation of this Plan will be governed by the law of the State of California. Any Bonus will not be effective unless such Bonus is made in compliance with all applicable laws, rules and regulations.

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